Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.000001 per share, of NaaS Technology Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as July 24, 2026.

Newlinks Technology Limited	By:	/s/ Zhen Dai
	Name:	Zhen Dai
	Title:	Director

Newlink Envision Limited	By:	/s/ Zhen Dai
	Name:	Zhen Dai
	Title:	Director

Newlink Linkage Limited	By:	/s/ Zhen Dai
	Name:	Zhen Dai
	Title:	Director

Newlink Digital Energy Holding Limited	By:	/s/ Zhen Dai
	Name:	Zhen Dai
	Title:	Director

[Signature Page to Joint Filing Agreement Attached to Schedule 13D/A]